Exhibit (a)(36)

Amended and Restated
Offer to Purchase for Cash
All Outstanding Shares of Common Stock
(Including the Associated Series A Junior
Participating Preferred Stock Purchase Rights)
of
ENGELHARD CORPORATION
at
$38.00 NET PER SHARE IN CASH
by
IRON ACQUISITION CORPORATION
a wholly owned subsidiary of
BASF AKTIENGESELLSCHAFT

          THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MONDAY, JUNE 5, 2006, UNLESS THE OFFER IS EXTENDED.

May 9, 2006

To Our Clients:

        Enclosed for your consideration are an Amended and Restated Offer to Purchase, dated May 9, 2006 (as may be amended or supplemented from time to time, the "Offer to Purchase"), and an accompanying Letter of Transmittal (as may be amended or supplemented from time to time, the "Letter of Transmittal", and together with the Offer to Purchase, the "Offer") in connection with the offer by Iron Acquisition Corporation, a Delaware corporation ("Purchaser") and a wholly owned subsidiary of BASF Aktiengesellschaft, a stock corporation organized under the laws of the Federal Republic of Germany ("Parent"), to purchase all the issued and outstanding shares of common stock, par value $1.00 per share (the "Common Stock"), of Engelhard Corporation, a Delaware corporation (the "Company"), and the associated Series A Junior Participating Preferred Stock purchase rights (the "Rights," and together with the Common Stock, the "Shares") issued pursuant to the Rights Agreement, dated as of October 1, 1998, between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (the "Rights Agreement"), for $38. 00 per Share, net to the seller in cash (subject to applicable withholding taxes), without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase. The Offer to Purchase amends and restates the original Offer to Purchase dated January 9, 2005, and the Letter of Transmittal amends and restates the original Letter of Transmittal accompanying the original Offer to Purchase. We are (or our nominee is) the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

        We request instructions as to whether you wish to have us tender on your behalf any or all Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

        Your attention is invited to the following:

        1.     The tender price is $38.00 per Share, net to you in cash (subject to applicable withholding taxes), without interest.

        2.     The Offer is being made for all outstanding Shares.

        3.     The Offer and withdrawal rights will expire at 5:00 p.m., New York City time, Monday, June 5, 2006, unless the Offer is extended.

        4.     The Offer is conditioned upon, among other things, (i) there having been validly tendered and not withdrawn prior to the expiration of the Offer at least the number of Shares that, when added to the Shares already owned by Parent or any of its subsidiaries, shall constitute a majority of the then outstanding Shares on a fully diluted basis (including, without limitation, all Shares issuable upon the exercise of any options, warrants, or rights (other than the Rights)), (ii) Purchaser being satisfied, in its sole discretion, that the Company's Board of Directors has redeemed the Rights or that the Rights have been invalidated or are otherwise inapplicable to the Offer and the Merger (as defined in the Offer to Purchase), (iii) Purchaser being satisfied, in its sole discretion, that the Offer and the Merger have been approved for purposes of Article Seventh of the Company's Restated Certificate of Incorporation, as amended ("Article Seventh"), or that the provisions of Article Seventh are otherwise inapplicable to the Offer and the Merger, and (iv) Purchaser being satisfied, in its sole discretion, that the Company has terminated the Leveraged Recapitalization and 20% Share Buyback (as defined in the Offer to Purchase) prior to the acceptance for payment of any Shares tendered thereunder. The Offer is also subject to certain other conditions contained in the Offer to Purchase.

        5.     Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes with respect to the purchase of Shares by Purchaser pursuant to the Offer.

        If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the instruction form contained in this letter. An envelope in which to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified in your instructions. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer.

        Shares previously tendered pursuant to the original Offer to Purchase and the original Letter of Transmittal and not withdrawn constitute valid tenders for purposes of the Offer. Stockholders who have validly tendered and not withdrawn their Shares are not required to take any further action with respect to such Shares in order to receive the offer price of $38.00 per Share if Shares are accepted for payment and paid for by the Purchaser pursuant to the Offer, except as may be required by the guaranteed delivery procedure if such procedure was utilized. Stockholders who have not already tendered their Shares, should disregard the materials previously delivered and use the materials accompanying the Offer to Purchase.

        The Offer is being made solely by the Offer to Purchase and the accompanying Letter of Transmittal and is being made to holders of Shares. Purchaser is not aware of any jurisdiction where the making of the Offer is prohibited by any administrative or judicial action pursuant to any valid state statute. If Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of Shares pursuant thereto, Purchaser will make a good faith effort to comply with such state statute. If, after such good faith effort, Purchaser cannot comply with such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares in such state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser by Lehman Brothers Inc. or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

Instructions with Respect to the Amended and Restated Offer to Purchase for Cash

All Outstanding Shares of Common Stock
(Including the Associated Series A Junior
Participating Preferred Stock Purchase Rights)
of
ENGELHARD CORPORATION

        The undersigned acknowledge(s) receipt of your letter and the enclosed Amended and Restated Offer to Purchase, dated May 9, 2006 (as may be amended or supplemented from time to time, the "Offer to Purchase"), and the accompanying Letter of Transmittal (as may be amended or supplemented from time to time, the "Letter of Transmittal", and together with the Offer to Purchase, the "Offer") in connection with the offer by Iron Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of BASF Aktiengesellschaft, a stock corporation organized under the laws of the Federal Republic of Germany, to purchase all the issued and outstanding shares of common stock, par value $1.00 per share (the "Common Stock"), of Engelhard Corporation, a Delaware corporation (the "Company"), and the associated Series A Junior Participating Preferred Stock purchase rights (the "Rights," and together with the Common Stock, the "Shares") issued pursuant to the Rights Agreement, dated as of October 1, 1998, between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent.

        This will instruct you to tender the number of Shares indicated below (or, if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Dated:

Number of Shares To Be Tendered: Shares*	SIGN HERE SIGNATURE(S) PLEASE TYPE OR PRINT NAMES(S)

PLEASE TYPE OR PRINT ADDRESS
AREA CODE AND TELEPHONE NUMBER
TAXPAYER IDENTIFICATION OR SOCIAL SECURITY NUMBER

*
Unless otherwise indicated, it will be assumed that all Shares held by us for our account are to be tendered.